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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 30, 2006

                        SOURCE INTERLINK COMPANIES, INC.
             (Exact name of registrant as specified in this charter)

          Delaware                       001-13437                20-2428299
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

        27500 Riverview Center Blvd., Suite 400, Bonita Springs, FL 34134
              (Address of Principal Executive Offices and Zip Code)

       Registrant's Telephone Number, including area code: (239) 949-4450

                                 Not applicable
          (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

UNIT PURCHASE AGREEMENTS WITH ANDERSON NEWS, LLC

     ANDERSON MID-ATLANTIC NEWS, LLC

     On March 30, 2006, Source Interlink Companies, Inc. (the "REGISTRANT") and Anderson News, LLC ("ANDERSON") entered into a Unit Purchase Agreement pursuant to which the Registrant purchased all of the issued and outstanding membership interests in Anderson Mid-Atlantic News, LLC ("MID-ATLANTIC") from Anderson for a purchase price of approximately $4.0 million (the "MID-ATLANTIC PURCHASE AGREEMENT"). The purchase price amount is subject to adjustment based on Mid-Atlantic's net worth as of the closing date of the transaction. Anderson was the sole member of Mid-Atlantic. These transactions were completed on March 30, 2006.

     Concurrently with the closing of the foregoing transactions, the Registrant contributed to Mid-Atlantic approximately $9.6 million to be used by Mid-Atlantic to satisfy a portion of Mid-Atlantic's formerly outstanding intercompany obligations, which totaled approximately $13.7 million as of the closing date. Mid-Atlantic is satisfying the remaining principal amount of such indebtedness by delivery of a promissory note in the principal amount of $4.1 million.

     In connection with the Mid-Atlantic Purchase Agreement, the Registrant will change Mid-Atlantic's name to Source Mid-Atlantic News, LLC, a Delaware limited liability company.

     A copy of the Mid-Atlantic Purchase Agreement is filed as Exhibit 2.4 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Mid-Atlantic Purchase Agreement is qualified in its entirety by reference to such exhibit.

     ANDERSON-SCN SERVICES, LLC

     On March 30, 2006, the Registrant and Anderson entered into a Unit Purchase Agreement pursuant to which the Registrant purchased all of the issued and outstanding membership interests in Anderson-SCN Services, LLC ("SCN") from Anderson for a purchase price of approximately $9.0 million (the "SCN PURCHASE AGREEMENT"). The purchase price amount is subject to adjustment based on SCN's net worth as of the closing date of the transaction. Anderson was the sole member of SCN. These transactions were completed on March 30, 2006.

     Concurrently with the closing of the foregoing transactions, the Registrant contributed to SCN approximately $17.0 million to be used by SCN to satisfy a portion of SCN's formerly outstanding intercompany obligations which totaled approximately $27.2 million as of the closing date. SCN is satisfying the remaining principal amount of such indebtedness by delivery of a promissory note in the principal amount of $10.2 million.

     In connection with the SCN Agreement, the Registrant will change SCN's name and state of organization to Source-SCN Services, LLC, a Delaware limited liability company.

     A copy of the SCN Purchase Agreement is filed as Exhibit 2.5 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the SCN Purchase Agreement is qualified in its entirety by reference to such exhibit.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     The information provided in Item 1.01 above relating to the satisfaction of Mid-Atlantic's and SCN's formerly outstanding intercompany obligations is incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

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(c)  Exhibits

2.4 Unit Purchase Agreement dated March 30, 2006 between the Registrant and Anderson News, LLC, regarding the purchase of membership interests in Anderson Mid-Atlantic News, LLC

2.5 Unit Purchase Agreement dated March 30, 2006 between the Registrant and Anderson News, LLC, regarding the purchase of membership interests in Anderson-SCN Services, LLC


                                       -2-

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2006

                                        SOURCE INTERLINK COMPANIES, INC.


                                        By: /s/ Marc Fierman
                                            ------------------------------------
                                            Marc Fierman
                                            Executive Vice President and
                                            Chief Financial Officer

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                                  EXHIBIT INDEX

2.4 Unit Purchase Agreement dated March 30, 2006 between the Registrant and Anderson News, LLC, regarding the purchase of membership interests in Anderson Mid-Atlantic News, LLC

2.5 Unit Purchase Agreement dated March 30, 2006 between the Registrant and Anderson News, LLC, regarding the purchase of membership interests in Anderson-SCN Services, LLC